CONSECO, INC. AND SUBSIDIARIES
                                ---------------
                                                                    Exhibit 12.1

                Computation of Ratio of Earnings to Fixed Charges
                             and Preferred Dividends
                              (Dollars in millions)

                                                                                                      Successor
                                                                                                      ----------
                                                                                                      Six months
                                                                                                         ended
                                                                                                       June 30,
                                                                                                         2004
                                                                                                         ----
Pretax income from operations:
  Net income.......................................................................................      $141.1
  Add income tax expense...........................................................................        78.1
                                                                                                         ------

     Pretax income from operations.................................................................       219.2
                                                                                                         ------

Add fixed charges:
  Interest expense.................................................................................        48.9
  Interest expense on investment borrowings........................................................         3.3
  Interest added to policyholder account balances .................................................       203.6
  Portion of rental (a)............................................................................         6.3
                                                                                                         ------

     Fixed charges.................................................................................       262.1
                                                                                                         ------

     Adjusted earnings.............................................................................      $481.3
                                                                                                         ======

         Ratio of earnings to fixed charges........................................................       1.84x
                                                                                                          =====

Fixed charges......................................................................................      $262.1
Add dividends on preferred stock (divided by the ratio of net income
  to pretax income)................................................................................        72.3
                                                                                                         ------

     Fixed charges plus preferred dividends........................................................      $334.4
                                                                                                         ======

     Adjusted earnings.............................................................................      $481.3
                                                                                                         ======

         Ratio of earnings to fixed charges and preferred dividends................................       1.44x
                                                                                                          =====

--------------------

(a)  Interest portion of rental is estimated to be 33 percent.



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